UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

ElkCorp

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-5341	75-1217920

(Commission File Number)	(I.R.S. Employer Identification No.)

14911 Quorum Drive, Suite 600, Dallas, Texas 75254-1491

(Address of principal executive offices)

(972) 851-0500

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (18 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the Annual Meeting of Shareholders on October 26, 2004 of ElkCorp (the Company), the shareholders approved the 2004 ElkCorp Amended and Restated Equity Incentive Compensation Plan (2004 Plan). The purpose of the 2004 Plan is to provide officers, other employees, and non-employee directors of the Company and its subsidiaries with equity-based incentives directly linked to the profitability of the Company and increases in shareholder value. As described in the Company’s Proxy Statement dated September 17, 2004, the terms of the 2004 Plan will be administered by the Compensation Committee of the Board of Directors which, among other things and subject to the terms of the 2004 Plan, may (i) select the persons to whom awards will be granted; (ii) determine the nature of each award granted; (iii) set the period for the purchase or exercise of each award; and (iv) establish the vesting schedule. The Board of Directors may, at any time, suspend, terminate or amend the 2004 Plan, which is scheduled to terminate on October 29, 2012.

A copy of the 2004 Plan is filed as Exhibit B in the Company’s Proxy Statement and is incorporated herein by reference. A copy of a press release including the announcement of the approval of the plan is attached as Exhibit 99.1.

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Harold K. Work retired as a member of the Board of Directors of the Company at the expiration of his term at the Annual Meeting of Shareholders on October 26, 2004. Mr. Work, formerly the Company’s Chairman of the Board and Chief Executive Officer, had served as a director of the Company since 1996. A copy of a press release including the announcement of Mr. Work’s retirement is attached as Exhibit 99.1.

Item 8.01 Other Events

On October 26, 2004, the Company issued a press release announcing the actions taken at its Annual Shareholders Meeting and the reelection of officers of the Company. A copy of a press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press release dated October 26, 2004

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ElkCorp
DATE: November 1, 2004	/s/ Gregory J. Fisher
Gregory J. Fisher
Senior Vice President, Chief Financial Officer and Controller

/s/ Leonard R. Harral
Leonard R. Harral
Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated October 26, 2004